UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 16, 2007

(Date of earliest event reported)

Quest Resource Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification No.)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive office)(Zip Code)

(405) 488-1304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2007, the Board of Directors of Quest Resource Corporation (“Quest”) adopted a Bonus Compensation Plan (the “Plan”) for the benefit of its employees (other than those employed by Quest Midstream GP, LLC). The determination as to whether a bonus payment will be made under the Plan and the amount of that payment is solely within the discretion of Quest’s Compensation Committee. The maximum bonus amount an eligible employee may receive annually is 15% of the employee’s base compensation. To be eligible under the Plan, an employee must (i) be a regular, full-time employee and (i) have completed at least 90 days of service on or before December 31st of the year for which the bonus is paid. There are different performance criteria for non-managerial/non-professional staff and managerial/professional staff.

The Plan is effective May 16, 2007. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Quest Resource Corporation Bonus Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: May 21, 2007

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